EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chief Executive Officer and Chief Financial Officer and Chief Financial Officer of 1606 Corp., hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of 1606 Corp. for quarter ended September 30, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of 1606 Corp.

Date: November 12, 2025	By:	/s/ Austen Lambrecht
Austen Lambrecht
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to 1606 Corp. and will be retained by 1606 Corp. and furnished to the Securities and Exchange Commission or its staff.